Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tesoro Corporation of our report dated May 10, 2007 relating to the combined financial statements of the Shell Los Angeles Refinery and Other Associated Assets which appears in Tesoro Corporation’s Current Report on Form 8-K/A dated May 22, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
September 19, 2007